Exhibit 99.1

CONTANGO ORE, INC.
NEWS RELEASE
Contango ORE, Inc. Announces Completion of the 2019 Exploration Program and
Results of the Annual Meeting of Stockholders and Quarterly Results

HOUSTON -- (November 19, 2019) -- Contango ORE, Inc. (“CORE” or the “Company”) (OTCQB: CTGO) announced today the results of the 2019 Exploration Program for Peak Gold, LLC (the “Peak Gold” or “Joint Venture”), a joint venture between the Company’s wholly owned subsidiary CORE Alaska, LLC (“CORE Alaska”) and Royal Alaska, LLC (“Royal Alaska”), a wholly owned subsidiary of Royal Gold Inc. The 2019 exploration program has been completed and all the assays have been received. The Company believes the most encouraging results came from the initial core holes at the Hona Prospect which is located to the west of the Peak resource area (see Figure 1.1).
At the Hona prospect, reconnaissance rock sampling and mapping were conducted to follow up anomalous gold in pan concentrate samples with values up to 9.9 g/t Au from streams draining the historic Hona prospect. These efforts identified extensive sulfide mineralization over 5 kilometers of strike with gold, copper and silver mineralization encountered over at least 600 meters of relief (see attached map and Table 1). Gold in surface rock samples ranged from less than detection limit to 12.5 g/t, copper values ranged from less than detection limit to 10.09% and silver values ranged from less than detection limit to 494 g/t (see Table 1).
As a consequence of the wide spread mineralization encountered in surface mapping and sampling at Hona, approximately 1,300 meters of core drilling was completed at Hona in two holes. The significant intercepts from this program are shown below on Table 1, with the most encouraging being a 17 meter interval in hole 19002 at Hona that averaged 0.41 g/t gold, 5.4 g/t silver, and 0.333% copper. Hole 19002 tested ground closer to the main mass of the Hona intrusive and encountered thicker intervals of copper-gold mineralization hosted in potassic-altered metasediments, suggesting the source for heat, alteration and mineralization is located to the east, possibly related to the main Hona intrusive mass centered on Vertical Angle Benchmark (VABM) Hona. Surface samples from the intrusive at VABM Hona returned gold values up to 12.5 g/t and copper values up to 10.09%.  Rock sampling, age dating and geologic mapping suggest that the age and metal zoning of Hona are similar to that of the Peak resource area. However, mineralization at Hona is associated with, and in some cases hosted by, intrusive rocks, while the intrusive body responsible for mineralization at Peak has not been identified.
Following completion of the drilling program at Hona, a 1006 line-kilometer magnetic and Versatile Time Domain Electromagnetics (VTEM) survey was completed at Hona in late October. Final reduction and interpretation of these data are in progress and will be reported at a future date.

  Table 1: Significant Assays for 2019 Hona Prospect Exploration Program
Drill Hole	Zone	From (meters)	To (meters)	Interval (meters)	Au (g/t)	Au (oz/ton)	Au (g/t)	Cu (%)
HN19001	Hona 2	32.00	35.05	3.05	1.01	0.029	1.4	0.027
HN19001	Hona 2	436.17	440.89	4.72	0.80	0.023	-	0.025
HN19001	Hona 2	452.78	460.71	7.93	0.88	0.026	0.4	0.034
HN19002	Hona 2	224.33	227.38	3.05	0.59	0.017	-	0.012
HN19002	Hona 2	339.09	342.29	3.20	1.23	0.036	1.3	0.046
HN19002	Hona 2	369.27	373.56	4.29	0.55	0.016	-	0.028
HN19002	Hona 2	396.85	399.04	2.19	0.93	0.027	1.7	0.024
HN19002	Hona 2	445.24	446.53	1.29	3.05	0.089	0.8	0.029
HN19002	Hona 2	612.65	629.67	17.02	0.41	0.012	5.4	0.333

Peak Gold also drilled three holes at East Peak and one hole at North Saddle.  While sporadic intercepts of gold were found, it did not encounter the thickness required for development.  Significant gold intervals from 2019 drilling at East Peak prospect, Peak project, Alaska are shown in the Table 2 below.

Table 2: Significant Assays for 2019 East Peak Prospect Exploration Program
Drill Hole	Zone	From (meters)	To (meters)	Interval (meters)	Au (g/t)	Au (oz/ton)	Au (g/t)	Cu (%)
TET19446	East Peak	213.52	215.00	1.48	1.11	0.032	64.8	0.046
TET19447	East Peak	148.44	151.49	3.05	0.99	0.029	31.0	0.022
TET19447	East Peak	303.70	306.29	2.59	1.70	0.050	61.8	0.116
TET19447	East Peak	326.04	327.17	1.13	1.70	0.050	5.1	0.076
TET19447	East Peak	339.85	342.14	2.29	1.79	0.052	3.1	0.108
TET19447	East Peak	407.21	408.52	1.31	9.18	0.268	1.9	0.049
TET19448	East Peak	326.77	329.34	2.57	2.37	0.069	1.3	0.015

Brad Juneau, the Company’s President and CEO commented, “We are excited for Peak Gold to drill more core holes on the Hona Prospect, as it covers a large area with known intrusive and schist-hosted mineralization observed on the surface, and meaningful thickness of mineralized material as seen in Hole HN19002. Once all of the interpretation is complete, we expect the findings will support a decision by Peak Gold to resume drilling in 2020 on this prospect, as well as other promising exploration targets on our existing claims. We have sufficient cash on hand of approximately $5.5 million to fund our anticipated share of the follow up drilling by Peak Gold on Hona in 2020, but may consider other financing options should the Joint Venture budget a larger exploration effort next year.”

The Company also held its annual meeting of stockholders on November 13, 2019 and the following directors were elected:
Brad Juneau
 Joseph S. Compofelice
 Joseph G. Greenberg
Richard A. Shortz

Additionally, the Company’s Board of Directors re-appointed the following officers of the Company:
Brad Juneau        Chairman of the Board, President and Chief Executive Officer
Leah Gaines	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary
The Company also appointed Moss Adams LLP as the independent auditors of the Company for the fiscal year ending on June 30, 2020.
The stockholders also approved the First Amendment to our Amended and Restated 2010 Equity Compensation Plan to effect an increase of an additional 500,000 shares of our common stock available for issuance thereunder.
The Company also announced that it filed its Form 10-Q for the quarter ended September 30, 2019 with the Securities and Exchange Commission on November 13, 2019.
The Company reported a net loss of $1.9 million or ($0.29) per basic and diluted share for the three months ended September 30, 2019 compared to a loss of $2.9 million or $(0.47) per basic and diluted share for the same period last year.

Peak Project
Land Status
Explanation
Native Village of Tetlin
State Claim Block
Road
Date Printed: 07/18/2019
File Name: PkgLs_wNoah.wor
Map projection:
UTM Zone 7 (NAD 83)
0 3.5 7 14
Kilometers
Peak Gold JV
Mining Claims
Peak Gold JV
Leased Land
Tok
Alcan Highway
Tetlin Road
Taylor Hwy
Alcan Hwy
Tok Cutoff
Hona
Peak
Tetlin
Village
Dennis
Triple Z

FIGURE 1.1: Prospect locations and land status for the Peak project area, Tok Mining District, Alaska. Tetlin Village lease = 675,000 acres. Peak State claims = 183,422 acres. Data from Avalon Development, 2019.

Figure 2
The Map on Figure 2 illustrates the location of significant gold as measured in surface rock samples, along with the core hole samples. The prospective area at Hona is several times larger than the Peak Area.   We expect Peak Gold to resume drilling on this project in 2020.

Hona 3
Hona 2
Hona 1
2019 Drill Holes
Kennecott Collars
Rock Chip Au (ppm)
Below Detection
0.01 - 0.25
0.26 - 0.50
0.51 - 1.00
1.01 - 2.00
2.01 - 12.50
LITHOLOGY
Skarn
Granodiorite
Quartz-mica schist
HN19001
HN19002
17m @ 0.41 g/t Au, 0.33% Cu
7.232
2.533
9.623
9.486
12.5
5.095
4.03
3.69
1.427
1.082
Meters
Kilometers
377000
378000
379000
380000
381000
382000
7006000
7005000
7004000
7003000
7002000

ABOUT CORE
CORE is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals through Peak Gold, LLC, CORE’s joint venture company with Royal Alaska, LLC, a wholly owned subsidiary of Royal Gold, Inc.  Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved).  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements.  These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in the Joint Venture;  inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits.  Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements.  Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.  CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.
CONTACTS
Contango ORE, Inc.
Brad Juneau, (713) 877-1311
www.contangoore.com